Exhibit 10(d)


                         AGREEMENT

           This Agreement is made and entered into as of this 25th day of February, 1998 by and between Schering-Plough
Corporation, a New Jersey corporation (the "Company") and Robert
P. Luciano (the "Employee").

          WHEREAS, the Company desires to recognize the Employee for his extraordinary performance on behalf of the Company and its shareholders and to make certain arrangements for the period following his retirement as an employee of the Company; and

          WHEREAS, following retirement as an employee, the Employee will be available to act as an advisor to or representative of the Company as may be mutually agreed by the Employee and his successor.

          NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. From and after the date of the Employee's retirement as an employee of the Company, he shall be entitled to limited security services (including, from and after April 25, 2006, limited transportation) and, through April 2006, financial planning services on terms and conditions reasonably comparable to those provided to senior executives. In addition, to the extent that the Employee may act as an advisor to or representative of the Company as mutually agreed by the Employee and his successor, the Employee shall be entitled to reimbursement by the Company for properly documented expenses.

2. This Agreement shall not diminish any rights which the Employee may have under the Employment Agreement by and between the Company and the Employee dated September 26, 1989, as amended as of June 28, 1994 and as further amended as of March 1, 1995.
Such Employment Agreement shall continue in full force and effect.

3. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

Schering-Plough Corporation

By: _____________________
Chief Executive Officer

________________________
Robert P. Luciano